Exhibit 10.2

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

RESTRICTIVE COVENANT REGARDING RESTRICTED PAYMENTS

This Restrictive Covenant Regarding Restrictive Payments (“Covenant”) is effective as of April 19, 2021 (the “Effective Date”) by and between:

(1)	Gulf Island Fabrication, Inc., a corporation organized and existing under the laws of the State of Louisiana, 567 Thompson Road, Houma, Louisiana 70363 (“GIFI”);

(2)	Gulf Island, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana, 567 Thompson Road, Houma, Louisiana 70363 (“GI”);

(3)

Gulf Island Shipyards, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana, 567 Thompson Road, Houma, Louisiana 70363 (“GIS” and, together with GIFI and GI, “Gulf Island”);

(4)	Fidelity and Deposit Company of Maryland, a corporation organized and existing under the laws of the State of Maryland, 600 Red Brook Blvd., 4th Floor, Owings Mills, Maryland 21117 (“F&D”); and

(5)

Zurich American Insurance Company, a corporation organized and existing under the laws of the State of Illinois, 1299 Zurich Way, Schaumburg, Illinois 60196 (“Zurich” and, together with F&D, “Sureties”).

The foregoing parties may be collectively referred to herein as the “Parties.”

Recitals

WHEREAS, The Sureties issued the following surety bonds:

Type of Bond	Bond No.	Principal	Obligee	Surety	Penal Sum
Payment	PRF9191876	GIS	[***]	F&D and Zurich	$[***]
Performance	PRF9191876	GIS	[***]	F&D and Zurich	$[***]

Payment	PRF9191877	GIS	[***]	F&D and Zurich	$[***]
Performance	PRF9191877	GIS	[***]	F&D and Zurich	$[***]
Payment	PRF9290706	GIS	[***]	F&D	$[***]
Performance	PRF9290706	GIS	[***]	F&D	$[***]

The surety bonds described in this paragraph shall be collectively referred to as “the Bonds.”

WHEREAS, Gulf Island and various Subsidiaries of Gulf Island executed certain General Indemnity Agreements in favor of the Sureties, including but not limited to General Indemnity Agreements with effective dates of October 15, 2007, June 21, 2010, December 15, 2015, and May 1, 2018 (collectively, the “GIAs”),

WHEREAS, Gulf Island intends to enter into an Asset Purchase Agreement with Bollinger Houma Shipyards, L.L.C. and Bollinger Shipyards Lockport, L.L.C. collectively, “Bollinger”) for the sale of various assets related to Gulf Island’s shipbuilding operations.

Consistent with the agreements and undertakings made by Gulf Island in the GIAs, Gulf Island agrees as follows:

Agreements

1.	Effectiveness of the Covenant. This Covenant shall be effective as of the Effective Date and shall not terminate until all of the following conditions have been fulfilled:

a.	The Sureties’ liability under all of the Bonds have been expressly discharged; and

b.

In the event of an adverse judgment against GIS, F&D, Zurich or any or all of them in connection with litigation arising out of or related to the Bonds, such judgment has been expressly satisfied by Gulf Island to the satisfaction of the judgment creditor; and

c.	There is no pending litigation related to any claims asserted by the Sureties against Gulf Island arising out of or related to the Bonds or the GIAs.

2.	Defined Terms. As used in this Covenant, the following terms have, the meanings specified below:

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a.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

b.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a corporation, limited liability company, trust, joint venture, association, company or partnership, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

c.

“Indemnitors” means GIFI; GI; GIS; Gulf Island EPC, LLC, a Louisiana limited liability company; Gulf Island Services, L.L.C, a Louisiana limited liability company; Gulf Island Works, LLC, a Louisiana limited liability company; Gulf Island Marine Fabricators, L.L.C., a Louisiana limited liability company; and Southport, L.L.C., a Louisiana limited liability company

d.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Gulf Island or any Subsidiary. Restricted Payments include, but are not limited to any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Gulf Island or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Gulf Island or any Subsidiary.

e.

“Subsidiary” means, with respect to Gulf Island at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

3.	Restricted Payments. As of the Effective Date and until the termination of this Covenant, Gulf Island will not, and will not permit its Subsidiaries to, declare or

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make, or agree to pay or make, directly or indirectly, any Restricted Payment other than:

a.	each Subsidiary of GIFI may make Restricted Payments to GIFI and/or any Indemnitor;

b.	GIFI and each Subsidiary of GIFI may declare and make dividend payments which are solely in the form of Equity Interests of such entity; and

c.	GIFI may make Restricted Payments with the net cash proceeds from any substantially concurrent sale or issuance of Equity Interests of GIFI.

4.	Representations and Warranties. Gulf Island represents and warrants to the Sureties the following:

a.

This Covenant is within Gulf Island’s corporate power and has been duly authorized by all necessary corporate action. This Covenant has been duly executed and delivered by Gulf Island and constitutes a legal, valid and binding obligation of Gulf Island, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered, in a proceeding, in equity or at law.

b.	As of the Effective Date, Gulf Island and their Subsidiaries are not obligated to declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

5.

Enforcement. The Parties agree that monetary damages would not be a sufficient remedy for a breach of this Covenant and that the Sureties shall be entitled to injunctive relief or other equitable relief to remedy or prevent any breach or threatened breach of this Covenant by Gulf Island, which remedy shall not be the exclusive remedy for any such breach, but shall be in addition to all other rights and remedies available at law or in equity.

6.

Dispute. In the event the Sureties take any action to enforce the terms of this Covenant, Gulf Island shall be liable for all of the Sureties’ costs incurred therein including, but not limited to, attorneys’ fees, expenses and court costs.

7.	Binding Effect. The covenants and conditions contained in this Covenant shall apply to and bind the Parties and their heirs, legal representatives, successors and permitted assigns.

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8.

Governing Law. This Covenant shall be governed by and construed in accordance with the laws of the State of Louisiana, not including its conflict of laws rules that would refer to the laws of another jurisdiction.

9.

Counterparts. This Covenant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. In the event that any signature hereof is delivered by facsimile transmission or by e-mail as an attached, scanned document such signature shall create a valid and binding obligation of the Party or Other Party executing the same with the same force and effect as if such e-mailed or facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the authorized representatives of the Parties have caused this Assignment to be executed effective as of the Effective Date.

Gulf Island Fabrication, Inc.:By: /s/ Richard W. Heo Printed Name: Richard W. HeoIts: President and Chief Executive Officer
Gulf Island, L.L.C.:By: /s/ Richard W. Heo Printed Name: Richard W. HeoIts: President and Chief Executive Officer
Gulf Island Shipyards, L.L.C.:By: /s/ Richard W. Heo Printed Name: Richard W. HeoIts: President and Chief Executive Officer

Fidelity and Deposit Company of Maryland:By: /s/Tina KochePrinted Name: Tina KocheIts:Surety Claims Professional

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[Si[Signature Page to Restrictive Covenant re: restrictive payments]

Zurich American Insurance Company:
By: /s/Tina Koche Printed Name: Tina Koche
Its:Surety Claims Professional

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[Si[Signature Page to Restrictive Covenant re: restrictive payments]